Exhibit 23.2

Consent of Independent Auditors

The Board of Directors
SRA Companies, Inc.:

We consent to the use of our report dated August 25, 2015, with respect to the Registration Statement on Form S-8, with respect to the consolidated balance sheets of SRA Companies, Inc. as of June 30, 2014 and 2015, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2015, incorporated herein by reference.

(signed) KPMG LLP

McLean, VA

November 24, 2015